This Statement on Form 4 is filed jointly by Warburg Pincus Capital Corporation
I-B Sponsor, L.P., Warburg Pincus Capital Corporation GP LLC, Warburg Pincus
Partners II (Cayman), L.P., and Warburg Pincus (Bermuda) Private Equity GP Ltd.
The principal business address of each of these reporting persons is 450
Lexington Avenue, New York, New York 10017.

Name of Designated Filer: Warburg Pincus Capital Corporation I-B Sponsor, L.P.

Date of Earliest Transaction: August 26 , 2021

Issuer Name and Ticker or Trading Symbol: Warburg Pincus Capital Corporation I-B
[WPCB]

WARBURG PINCUS CAPITAL CORPORATION I-B SPONSOR, L.P.

By:    Warburg Pincus Capital Corporation GP LLC, its general partner
By:    Warburg Pincus Partners II (Cayman), L.P., its managing member
By:    Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:    /s/ Harsha Marti                      August 26 , 2021
Name:  Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS CAPITAL CORPORATION GP LLC

By:    Warburg Pincus Partners II (Cayman), L.P., its managing member
By:    Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:    /s/ Harsha Marti                      August 26 , 2021
Name:  Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS PARTNERS II (CAYMAN), L.P.

By:    Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:    /s/ Harsha Marti                      August 26 , 2021
Name:  Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY GP LTD.

By:    /s/ Harsha Marti                      August 26 , 2021
Name:  Harsha Marti
Title: Authorised Signatory